Exhibit 10.2

AMENDMENT NO. 1

TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

BY AND AMONG

FIRST COMMUNITY BANK CORPORATION OF AMERICA

AND

FIRST COMMUNITY BANK OF AMERICA

AND

KENNETH P. CHERVEN

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated as of the 1st day of March, 2011, amends that certain Amended And Restated Employment Agreement, dated November 29, 2004 (the “Employment Agreement”), by and among First Community Bank Corporation of America (the “Corporation”), First Community Bank of America (the “Bank”) and Kenneth P. Cherven (the “Employee”). The Corporation and the Bank are collectively referred to herein as “Employer.” Employer and Employee are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, on February 10, 2011, the Corporation and the Bank entered into an Acquisition Agreement with CBM Florida Holding Company (“CBM Holdings”) and Community Bank & Company (CB&C”), under which the Bank will be merged with and into CB&C (the “Merger), and FCBCA will transfer to CBM Holdings all of the shares of FCBCA’s wholly-owned subsidiary, First Community Lender Services, Inc.;

WHEREAS, CB&C has offered Employee a position with CB&C, but has required that the Employment Agreement be terminated as of the closing of the Merger , and that all change-in-control payments due under the Employment Agreement be paid by the Corporation and not the Bank; and

WHEREAS, the Corporation, the Bank and the Employee desire to amend the Employment Agreement to revise the provisions relating to a change in control to take into account the circumstances surrounding the transaction with CB&C, and to provide for the termination of the Employment Agreement upon the effectiveness of the Merger;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

1. Termination of Employment and Employment Agreement. Upon the effectiveness of the Merger, the Employment Agreement shall terminate and each of the Parties shall be released from any further obligation thereunder, except that Employer shall be liable to reimburse Employee for all expenses incurred prior to the effectiveness of the Merger, and the Corporation shall be liable for the payment provided under Section 2 below. Each of the Parties hereby waives the notice provisions of Section 8 of the Employment Agreement with respect to termination upon the effectiveness of the Merger.

2. Change-in-control payment. In lieu of the payment provided for under paragraph (d) of Section 6 of the Employment Agreement, immediately following the effectiveness of the Merger, the Corporation shall pay to Employee the sum of $300,000 in cash.

3. Miscellaneous. Except as expressly provided herein, all of the provisions the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first written above.

EMPLOYEE

Kenneth P. Cherven

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By:
Robert M. Menke
Chairman of the Board

FIRST COMMUNITY BANK OF AMERICA

By:
Robert M. Menke
Chairman of the Board

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